Exhibit 10.1
LOAN AGREEMENT
     This LOAN AGREEMENT, dated as of May 29, 2007, is executed by and between LIME ENERGY CO., a Delaware corporation (“Borrower”), and the holders of the Term Notes due May 31, 2010, issued by Borrower (each holder referred to herein as “Lender,” and collectively as the ‘Lenders”).
W I T N E S S E T H:
     WHEREAS, Borrower desires to borrow funds from Lenders; and
     WHEREAS, pursuant to Borrower’s request, Lenders are willing to extend such financial accommodations to Borrower under the terms and conditions set forth herein;
     NOW THEREFORE, in consideration of the premises, and the mutual covenants and agreements set forth herein, Borrower agrees to borrow from Lenders, and Lenders agree to lend to Borrower, subject to and upon the following terms and conditions:
ARTICLE 1 — DEFINITIONS
1.1 Defined Terms. For the purposes of this Agreement, the following capitalized words and phrases shall have the meanings set forth below.
     “Affiliate” of any Person shall mean (a) any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person, and (b) any officer or director of such Person. A Person shall be deemed to be “controlled by” any other Person if such Person possesses, directly or indirectly, power to direct or cause the direction of the management and policies of such Person whether by contract, ownership of voting securities, membership interests or otherwise. Notwithstanding the foregoing, no Lender shall be deemed to be an Affiliate of the Borrower, nor shall the Borrower or the Guarantor be deemed to be an Affiliate of Lender.
     “Agreement” shall mean this Loan Agreement.
     “Bankruptcy Code” shall mean the United States Bankruptcy Code, as now existing or hereafter amended.
     “Borrowing” shall mean the borrowing described in Section 2.1(a) hereof, which shall be funded on the Closing Date.
     “Business Day” shall mean any day other than a Saturday, Sunday or a legal holiday on which banks are authorized or required to be closed for the conduct of commercial banking business in Chicago, Illinois.
     “Closing Date” shall mean the date when the conditions set forth in Section 3.1 hereto are met to the Lender’s reasonable satisfaction. Funding of the initial borrowing under the Loan shall be conclusive evidence that such conditions are met to Lender’s satisfaction.
     “Common Stock” shall mean the common stock of Lime Energy Co., par value $0.0001 per share.

     “Debt” shall mean, as to any Person, without duplication, (a) all obligations of such Person required to be reflected as indebtedness on a financial statement of such Person prepared in accordance with GAAP; (b) all borrowed money of such Person (including principal, interest, fees and charges), whether or not evidenced by bonds, debentures, notes or similar instruments; (c) all obligations of such Person to pay the deferred purchase price of property or services; (d) all indebtedness secured by any Lien on any property owned by such Person, whether or not such indebtedness has been assumed by such Person (provided, however, if such Person has not assumed or otherwise become liable in respect of such indebtedness, such indebtedness shall be deemed to be in an amount equal to the fair market value of the property subject to such Lien at the time of determination); (e) the aggregate amount of all Capitalized Lease Obligations of such Person; (f) all Debt of any partnership of which such Person is a general partner; and (g) all monetary obligations of such Person under (i) a so-called synthetic, off-balance sheet or tax retention lease, or (ii) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person prepared in accordance with GAAP but which, upon the insolvency or the bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment). Notwithstanding the foregoing, Debt shall not include trade payables and accrued expenses incurred by such Person in accordance with customary practices and in the ordinary course of business of such Person.
     “Default Rate” shall mean a per annum rate of interest of twelve percent (12%), calculated using a year of 365 or 366 days, as applicable, and actual days elapsed.
     “Environmental Laws” shall mean all present or future federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative or judicial orders, consent agreements, directed duties, requests, licenses, authorizations and permits of, and agreements with, any governmental authority, in each case relating to any matter arising out of or relating to public health and safety, or pollution or protection of the environment or workplace, including any of the foregoing relating to the presence, use, production, generation, handling, transport, treatment, storage, disposal, distribution, discharge, emission, release, threatened release, control or cleanup of any Hazardous Substance.
     “Event of Default” shall have the meaning set forth in Section 8.1 hereof.
     “GAAP” shall mean generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination, provided, however, that interim financial statements or reports shall be deemed in compliance with GAAP despite the absence of footnotes and fiscal year-end adjustments as required by GAAP.
     “Indemnified Party” and “Indemnified Parties” shall mean, respectively, each Lender and its directors, offices, employees, attorneys, agents, heirs, executors and representatives.
     “Investor Rights Agreement” shall mean the agreement by and between the Borrower and the Lenders in substantially the form of Exhibit D hereto.
     “Liabilities” shall mean at all times all liabilities of Borrower that would be shown as such on a balance sheet of Borrower prepared in accordance with GAAP.

     “Lien” shall mean, with respect to any Person, any interest granted by such Person in any real or personal property, asset or other right owned or being purchased or acquired by such Person (including an interest in respect of a capital lease) which secures payment or performance of any obligation and shall include any mortgage, lien, encumbrance, title retention lien, charge or other security interest of any kind, whether arising by contract, as a matter of law, by judicial process or otherwise.
     “Loan” and “Term Loan” shall mean the loan made by each Lender to Borrower under and pursuant to Section 2.1(a) of this Agreement.
     “Loan Documents” shall mean this Agreement, the Note, and each of the agreements, documents, instruments and certificates listed in Section 3.1 hereof, and any and all such other instruments, documents, certificates and agreements from time to time executed and delivered by Borrower for the benefit of any Lender pursuant to any of the foregoing.
     “Material Adverse Effect” shall mean (a) a material adverse change in, or a material adverse effect upon, the assets, business, properties, prospects, condition (financial or otherwise) or results of operations of Borrower taken as a whole, (b) a material impairment of the ability of Borrower to perform any of the Obligations under any of the Loan Documents, or (c) a material adverse effect on (i) the legality, validity, binding effect or enforceability against Borrower of any of the Loan Documents, (ii) the rights or remedies of Lender under any Loan Document.
     “Maturity Date” shall mean May 31, 2010.
     “Notes” and “Term Notes” shall mean the promissory notes of the Borrower in substantially the form of Exhibit B hereto, all of like terms and maturity (except variations necessary to express the issuance date, the principal amount and the holder thereof) duly completed, together with any and all renewal, extension, modification or replacement notes executed by Borrower and delivered to a Lender and given in substitution therefor. “Note” and “Term Note” shall mean any one of the Notes and Term Notes.
     “Obligations” shall mean the Term Loan, as evidenced by the Term Note, all interest accrued thereon (including interest which would be payable as post-petition in connection with any bankruptcy or similar proceeding, whether or not permitted as a claim thereunder), any fees due any Lender hereunder, any expenses incurred by any Lender hereunder and any and all other liabilities and obligations of Borrower to Lenders under this Agreement and any other Loan Document, in each case howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, together with any and all renewals or extensions thereof.
     “Obligor” shall mean Borrower.
     “Organizational Identification Number” means, with respect to Borrower, the organizational identification number assigned to Borrower by the applicable governmental unit or agency of the jurisdiction of organization of Borrower.
     “OTCBB” shall mean the Over the Counter Bulletin Board.
     “Person” shall mean any natural person, partnership, limited liability company, corporation, trust, joint venture, joint stock company, association, unincorporated organization, government or agency or political subdivision thereof, or other entity, whether acting in an individual, fiduciary or other capacity.

     “Subordination Terms” shall mean the terms upon which the Obligations will be subordinated by the Lender as set forth on Exhibit C hereto.
     “Subsidiary” shall mean means, as to any Person, (a) any corporation more than 50% of whose capital stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time, any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries, and (b) any partnership, association, joint venture or other entity in which such Person directly or indirectly through Subsidiaries has more than 50% equity interest at any time.
     “Warrant” shall mean a warrant certificate, in substantially the form of Exhibit E hereto, duly completed.
     “Voidable Transfer” shall have the meaning set forth in Section 9.18 hereof.
1.2 Accounting Terms. Any accounting terms used in this Agreement which are not specifically defined herein shall have the meanings customarily given them in accordance with GAAP.
1.3 Other Interpretive Provisions.
     (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms. Whenever the context so requires, the neuter gender includes the masculine and feminine, the single number includes the plural, and vice versa, and in particular the word “Borrower” shall be so construed.
     (b) Section and Schedule references are to this Agreement unless otherwise specified. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.
     (c) The term “including” is not limiting, and means “including, without limitation.”
     (d) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding,” and the word “through” means “to and including.”
     (e) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement and the other Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, supplements and other modifications thereto, but only to the extent such amendments, restatements, supplements and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation shall be construed as including all statutory and regulatory provisions amending, replacing, supplementing or interpreting such statute or regulation.
     (f) To the extent any of the provisions of the other Loan Documents are inconsistent with the terms of this Agreement, the provisions of this Agreement shall govern.

ARTICLE 2 — LOAN COMMITMENT
2.1 Term Loan.
     (a) Loan Commitment. Subject to the terms and conditions of this Agreement and the other Loan Documents, and in reliance upon the representations and warranties of Borrower set forth herein and in the other Loan Documents, and agrees to make a Term Loan to Borrower as follows: On the Closing Date, Lender will lend to Borrower the principal amount set forth opposite such Lender’s name on Schedule A affixed hereto, as amended from time to time.
     Amounts borrowed and repaid under this Section 2.1 may not be reborrowed.
     (b) Use of Proceeds. Proceeds of the borrowing funded on the Closing Date and each additional borrowing shall be used for general corporate purposes.
     (c) Maturity; Optional Prepayment. The outstanding principal balance of the Term Loan and any unpaid interest shall be due and payable in full on the Maturity Date, unless the same shall become due sooner pursuant to the terms of this Agreement. Commencing June 1, 2008 (but not before such date) Borrower shall have the right to prepay all or any part of the Term Loan, upon not less than thirty (30) days’ prior written notice to Lender, without premium or penalty.
     (d) Interest. (i) Except as otherwise provided below, the principal amount of the Term Loan outstanding shall bear interest at ten percent (10%) per annum, calculated using a year of 365 or 366 days (as applicable) and actual days elapsed. During any period when an Event of Default has occurred and is continuing, the Loan shall bear interest at the Default Rate. Prior to maturity, interest shall be payable quarterly in arrears on each March 31, June 30, September 30 and December 31, with the first such payment due on June 30, 2007. After maturity, whether at scheduled maturity or pursuant to acceleration, interest shall be payable on demand.
          (ii) The Loan is a business loan. Notwithstanding any provision to the contrary contained in this Agreement or the Note or any other Loan Document, Borrower shall not be required to pay, nor shall Lender be permitted to collect, any amount of interest in excess of the maximum amount of interest permitted by law (“Excess Interest”). If any Excess Interest is provided for, or determined by a court of competent jurisdiction to have been provided for, in this Agreement, the Note or any other Loan Document, then in such event:
               (A) the provisions of this Section 2.1(d)(ii) shall govern and control;
               (B) Borrower shall not be obligated to pay any Excess Interest;
               (C) any Excess Interest that a Lender may have received hereunder shall be, at Lender’s option, (x) applied as a credit against the outstanding principal balance of the Term Loan or accrued and unpaid interest (not to exceed the maximum amount permitted by law), (y) refunded to Borrower, or (z) any combination of the foregoing;

               (D) the interest rate(s) provided for herein shall be automatically reduced to the maximum lawful rate allowed from time to time under applicable law (the “Maximum Rate”), and this Agreement, the Note and the other Loan Documents shall be deemed to have been and shall be reformed and modified to reflect such reduction; and
               (E) Borrower shall not have any action against Lender for any damages arising out of the payment or collection of any Excess Interest.
     (e) Subordination. Each Lender agrees to subordinate the Borrower’s Obligations in the event that Borrower is able to arrange to have a commercial lender provide financing to Borrower for similar purposes and such commercial lender requires that the Term Loan be subordinated. Such subordination shall be substantially on the terms and conditions set forth in the Subordination Terms.
2.2 Term Note; Lender’s Loan Records. The Term Loan shall be evidenced by the Term Note. At the time of the initial disbursement of the Term Loan, and at each time a repayment made in whole or in part thereon, a notation thereof shall be made on the books and records of Lender. All amounts recorded shall be, absent demonstrable error, conclusive and binding evidence of (i) the principal amount of the Term Loan advanced hereunder, (ii) any accrued and unpaid interest owing on the Term Loan and (iii) all amounts repaid on the Term Loan. The failure to record any such amount or any error in recording such amounts shall not, however, limit or otherwise affect the obligations of Borrower to repay the principal amount of the Term Loan, together with all interest accruing thereon.
2.3 Payments. If any payment to be made by Borrower hereunder shall become due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing any interest in respect of such payment. All payments made by Borrower hereunder or under any of the Loan Documents shall be made without setoff, counterclaim, or other defense. To the extent permitted by applicable law, all payments hereunder or under any of the Loan Documents (including any payment of principal, interest, or fees) to, or for the benefit, of any Person shall be made by Borrower free and clear of, and without deduction or withholding for, or account of, any taxes now or hereinafter imposed by any taxing authority.
ARTICLE 3 — CONDITIONS OF BORROWING
3.1 Conditions to Borrowing and Closing. The obligation of the Lender to fund the Borrowing under this Agreement shall be subject to the following conditions and Lender’s receipt of each instrument, document or agreement specified in this Section 3.1, in form and substance satisfactory to the Lender and duly executed (where applicable) by all parties thereto:
     (a) Loan Documents. Lender shall have received each of the following:
          (i) This Agreement, duly executed by Borrower;
          (ii) The Term Note, duly executed by Borrower;
          (iii) The Investor Rights Agreement, duly executed by Borrower; and
          (iv) The Warrant, duly executed by the Borrower.
     (b) Search Results. UCC, judgment and tax lien search reports dated of a recent date reasonably acceptable to Lender, showing no Liens, judgments or tax liens of record against Borrower.

     (c) Borrower’s Organizational and Authorization Documents. Copies of (i) the articles of organization and operating agreement of Borrower; (ii) resolutions of the managers of Borrower approving and authorizing Borrower’s execution, delivery and performance of the Loan Documents to which it is party and the transactions contemplated thereby; (iii) signature and incumbency certificates of those managers of Borrower executing any of the Loan Documents (Borrower hereby agrees that Lender may conclusively rely on until formally advised by Borrower of any changes therein); and (iv) a good standing certificate for Borrower of recent date from the state of Illinois.
     (d) Additional Documents. Such other certificates, financial statements, schedules, resolutions, opinions of counsel, notes and other documents which are provided for hereunder or which Lender shall require.
3.2 Conditions to Borrowing. The obligation of Lender to make any borrowing hereunder is subject to the satisfaction of the following conditions precedent (in addition to the conditions described in Section 3.1) on the relevant borrowing date:
     (a) No Existing Default. No Event of Default shall then exist.
     (b) No Material Adverse Effect. No Material Adverse Effect shall then exist.
     The request for a borrowing shall constitute a representation and warranty by Borrower hereunder, as of the date of such request, that the conditions in this Section 3.2 are then satisfied.
ARTICLE 4 — REPRESENTATIONS AND WARRANTIES.
     To induce each Lender to make the Loan, Borrower makes the following representations and warranties to each Lender, each of which shall survive the execution and delivery of this Agreement:
4.1 Borrower Organization and Name. Borrower is a corporation duly organized, existing and in good standing under the laws of the State of Delaware, with full and adequate power to carry on and conduct its business as presently conducted and to enter into and perform its obligations under the Loan Documents to which it is a party. Borrower is duly licensed or qualified in all foreign jurisdictions wherein the nature of its activities require such qualification or licensing, except for such jurisdictions where the failure to so qualify would not have a Material Adverse Effect.
4.2 Authorization. Borrower has full right, power and authority to enter into this Agreement and the other Loan Documents to which it is a party, to make the borrowings and execute and deliver all such Loan Documents as provided herein and to perform all of its duties and obligations under this Agreement and the other Loan Documents. The execution and delivery of this Agreement and the other Loan Documents to which Borrower is a party will not, nor will the observance or performance of any of the matters and things herein or therein set forth, violate or contravene any provision of law or of the articles of formation or operating company agreement of Borrower. All necessary and appropriate action has been taken on the part of Borrower to authorize the execution and delivery of this Agreement and the Loan Documents to which Borrower is a party.

4.3 Validity and Binding Nature. This Agreement and the other Loan Documents to which Borrower is a party are the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their terms, subject to bankruptcy, insolvency and similar laws affecting the enforceability of creditors’ rights generally and to general principles of equity.
4.4 Consent; Absence of Breach. The execution, delivery and performance of this Agreement, the other Loan Documents and any other documents or instruments to be executed and delivered by Borrower in connection with the Loan, and the borrowings by Borrower hereunder, do not and will not:
     (i) require any consent, approval, authorization of, or filings with, notice to or other act by or in respect of, any governmental authority or any other Person (other than any consent or approval which has been obtained and is in full force and effect);
     (ii) conflict with (A) any provision of law or any applicable regulation, order, writ, injunction or decree of any court or governmental authority, or (B) any material agreement, indenture, instrument or other document, or any judgment, order or decree, which is binding upon Borrower or any of its properties or assets; or
     (iii) require, or result in, the creation or imposition of any Lien on any asset of Borrower.
4.5 Lending Relationship. The relationship hereby created between Borrower and Lender is and has been conducted on an open and arm’s length basis in which no fiduciary relationship exists, and Borrower has not relied and is not relying on any such fiduciary relationship in executing this Agreement and in consummating the Loans.
4.6 Business Loan. The Loan, including interest rate, as contemplated hereby, (i) is a business loan within the purview of 815 ILCS 205/4(1)(c), as amended from time to time, (ii) is an exempted transaction under the Truth In Lending Act, 12 U.S.C. 1601 et seq., as amended from time to time, and (iii) does not, and when disbursed shall not, violate the provisions of the Illinois usury laws, any consumer credit laws or the usury laws of any state which may have jurisdiction over this transaction, Borrower or any property securing the Loan.
4.7 Compliance with Regulation U. No portion of the proceeds of the Loan shall be used by Borrower, either directly or indirectly, for the purpose of purchasing or carrying any margin stock, within the meaning of Regulation U as adopted by the Board of Governors of the Federal Reserve System or any successor thereto.
4.8 Governmental Regulation. Borrower is not, or after giving effect to the borrowing hereunder, will not be, subject to regulation under any federal or state statute or regulation limiting its ability to incur indebtedness for borrowed money.
4.9 Place of Business. The principal place of business and books and records of Borrower is at 1280 Landmeier Road, Elk Grove Village, Illinois 60007, and the location of all Collateral is at such principal place of business, and Borrower shall promptly notify Lender of any change in such location.
4.10 Complete Information. This Agreement and all financial statements, schedules, certificates, confirmations, agreements, contracts, and other materials and information heretofore or contemporaneously herewith furnished in writing by Borrower to Lender for purposes of, or in connection with, this Agreement and the transactions contemplated hereby is, and all written information hereafter furnished by or on behalf of Borrower to Lender pursuant hereto or in connection herewith will be, true and accurate in every material respect on the date as of which such information is dated or certified, and none of such information is or will be incomplete by omitting to state any material fact necessary to make such information not misleading in light of the circumstances under which made.
ARTICLE 5 — AFFIRMATIVE COVENANTS
     Borrower covenants and agrees that, so long as any Loan or other Obligation shall remain unpaid or unsatisfied:
5.1 Borrower Existence. Borrower shall at all times preserve and maintain its (a) its existence and good standing in the jurisdiction of its organization, and (b) its qualification to do business and good standing in each jurisdiction where the nature of its business makes such qualification necessary (other than such jurisdictions in which the failure to be qualified or in good standing could not reasonably be expected to have a Material Adverse Effect), and shall at all times continue as a going concern in the business which Borrower is presently conducting.
5.2 Compliance With Laws. Borrower shall use the proceeds of the Loan to fund or purchase Eligible Contract Receivables and to pay costs and expenses reasonably related thereto, and not in contravention of any requirements of law and not in violation of this Agreement, and shall comply in all material respects, including the conduct of its business and operations and the use of its properties and assets, with all applicable laws, rules, regulations, decrees, orders, judgments, licenses and permits, except where failure to comply could not reasonably be expected to have a Material Adverse Effect.
5.3 Payment of Taxes and Liabilities. Borrower shall pay and discharge, prior to delinquency and before penalties accrue thereon, all property and other taxes, and all governmental charges or levies against it or any of its property, as well as claims of any kind which, if unpaid, could become a Lien on any of its property; provided that the foregoing shall not require Borrower to pay any such tax or charge so long as it shall contest the validity thereof in good faith by appropriate proceedings and shall set aside on its books adequate reserves with respect thereto in accordance with GAAP and, in the case of a claim which could become a Lien on any of its property, such contest proceedings stay the foreclosure of such Lien or the sale of any portion of its property to satisfy such claim.
5.4 Maintain Property. Borrower shall at all times maintain, preserve and keep its property, in good repair, working order and condition, normal wear and tear excepted.
5.5 Reports. Borrower shall, within such period of time as Lender may reasonably request, deliver to Lender such financial information and other reports concerning Borrower as Lender may from time to time request.
5.6 Notice of Proceedings. Borrower, promptly upon becoming aware, shall give written notice to Lender of any litigation, arbitration or governmental investigation or proceeding not previously disclosed by Borrower to Lender which has been instituted or, to the knowledge of Borrower, is threatened against Borrower or to which any of its properties is subject which could reasonably be expected to have a Material Adverse Effect.
5.7 Notice of Event of Default or Material Adverse Effect. Borrower shall, promptly after the commencement thereof, give notice to Lender in writing of the occurrence of any Event of Default or of any condition or event having a Material Adverse Effect.
5.8 Further Assurances. Borrower shall take such actions as are necessary or as Lender may reasonably request from time to time to ensure that the Obligations under the Loan Documents are secured by substantially all of the assets of Borrower, in each case as Lender may determine, including (a) the execution and delivery of security agreements, pledge agreements, mortgages, deeds of trust, financing statements and other documents, and the filing or recording of any of the foregoing, and (b) the delivery of certificated securities and other collateral with respect to which perfection is obtained by possession.
ARTICLE 6 — NEGATIVE COVENANTS
     Borrower hereby covenants and agrees that, so long as any Loan or other Obligation shall remain unpaid or unsatisfied:
6.1 Liens. Borrower shall not, either directly or indirectly, create, assume, incur or suffer or permit to exist any Lien or charge of any kind or character upon any asset of Borrower, whether owned at the date hereof or hereafter acquired, which Liens shall be subject to prior written consent of the Lender (provided, that if Borrower is able to arrange similar financing with a commercial lender, Borrower may grant Liens to such commercial lender covering substantially all of Borrower’s assets, and Lender will subordinate its Term Loan to such commercial lender’s Liens in accordance with and subject to this Agreement.
6.2 Inconsistent Agreements. Borrower shall not enter into any agreement containing any provision which would (a) be violated or breached by any borrowing by Borrower hereunder or by the performance by Borrower of any of its Obligations hereunder or under any other Loan Document.
6.3 Use of Proceeds. Borrower shall not use any portion of the proceeds of the Loans, either directly or indirectly, for the purpose of purchasing any margin securities.
6.4 Business Activities; Change of Legal Status and Organizational Documents. Borrower shall not (a) engage in any line of business other than the businesses engaged in on the date hereof and businesses reasonably related thereto, (b) change its name, its Organizational Identification Number, if it has one, its type of organization, its jurisdiction of organization or other legal structure, or (b) permit its organizational documents to be amended or modified in any way which could reasonably be expected to materially adversely affect the interests of Lender.
ARTICLE 7 — EVENTS OF DEFAULT.
7.1 Events of Default. Borrower, without notice or demand of any kind, shall be in default under this Agreement upon the occurrence of any of the following events (each an “Event of Default”).
     (a) Nonpayment of Obligations. Any amount due and owing on any Note or any of the Obligations is not paid within ten (10) days after notice from Lender that such amount was not paid when due.
     (b) Misrepresentation. Any representation or warranty of Borrower in this Agreement or the other Loan Documents shall be false in any material respect when made.
     (c) Nonperformance. Any failure to perform or default in the performance of any covenant, condition or agreement contained in this Agreement, and, if capable of being cured, such failure to perform or default in performance continues for a period of thirty (30) days after Borrower receives notice or knowledge from any source of such failure to perform or default in performance, or any failure to perform or default in the performance of any covenant, condition or agreement contained in any other Loan Documents to which Borrower is a party and such failure to perform or default in performance continues beyond any applicable grace or cure period.
     (d) Bankruptcy, Insolvency, etc. (i) Borrower becomes insolvent or generally fails to pay, or admits in writing its inability or refusal to pay, debts as they become due; or (ii) any Borrower applies for, consents to, or acquiesces in the appointment of a trustee, receiver or other custodian for Borrower or any property thereof, or makes a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for Borrower or for a substantial part of the property of any thereof and is not discharged within sixty (60) days; or any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding, is commenced in respect of Borrower, and if such case or proceeding is not commenced by Borrower, it is consented to or acquiesced in by Borrower, or remains undismissed for sixty (60) days; or Borrower takes any action to authorize, or in furtherance of, any of the foregoing.
     (e) Judgments. The entry of any final judgment, decree, levy, attachment, garnishment or other process, or the filing of any Lien against Borrower which is not fully covered by insurance and which judgment or other process would have a Material Adverse Effect on Borrower.
     (f) Collateral Impairment. The entry of any judgment, decree, levy, attachment, garnishment or other process, or the filing of any Lien against, any of the property of Borrower and such judgment or other process shall not have been, within thirty (30) days from the entry thereof, (i) bonded over to the satisfaction of Lender and appealed, (ii) vacated, or (iii) discharged.
     (g) Transfer; Merger; Sales. Borrower, whether in one transaction or a series of related transactions, (a) is or becomes a party to any merger or consolidation, or (b) sells, transfers, conveys or leases all or any substantial part of its assets.
     (h) Distributions. Borrower makes any distribution or dividend to any of its equityholders, or (b) purchases or redeems any of its equity interests or any warrants, options or other rights in respect thereof, other than in connection with the purchase of rights held by an employee or consultant.
7.2 Remedies. Upon the occurrence of an Event of Default, each Lender shall have all rights, powers and remedies set forth in the Loan Documents, in any other written agreement or instrument (other than this Agreement or the Loan Documents) relating to any of the Obligations or as otherwise provided at law or in equity. Lender may, at its option upon the occurrence of an Event of Default, declare all Obligations to be immediately due and payable.
7.3 No Waiver. No Event of Default shall be waived by any Lender, except in writing and upon prior consent of such Lender. No failure or delay on the part of any Lender in exercising any right, power or remedy hereunder shall operate as a waiver of the exercise of the same or any other right at any other time; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. There shall be no obligation on the part of any Lender to exercise any remedy available to Lender in any order. The remedies provided for herein are cumulative and not exclusive of any remedies provided at law or in equity.

ARTICLE 8 — MISCELLANEOUS.
8.1 Entire Agreement. This Agreement and the other Loan Documents constitute the entire agreement between the parties with respect to the subject matter hereof and thereof; and are the final expression of the intentions of Borrower and each Lender. No promises, either expressed or implied, exist between Borrower and any Lender, unless contained herein or therein. This Agreement, together with the other Loan Documents, supersedes all negotiations, representations, warranties, commitments, term sheets, discussions, negotiations, offers or contracts (of any kind or nature, whether oral or written) prior to or contemporaneous with the execution hereof with respect to any matter, directly or indirectly related to the terms of this Agreement and the other Loan Documents. This Agreement and the other Loan Documents are the result of negotiations between each Lender and Borrower, and have been reviewed (or have had the opportunity to be reviewed) by counsel to all such parties, and are the products of all parties. Accordingly, this Agreement and the other Loan Documents shall not be construed more strictly against any party merely because of such party’s involvement in their preparation.
8.2 Amendments; Waivers; Lender Consent Terms. No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement or the other Loan Documents shall in any event be effective unless the same shall be in writing and acknowledged and consented to by Lenders and then any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Any approval, consent or satisfaction with respect to, or any amendment, modification or waiver of, any provision of this Agreement or any other Loan Document by Lenders as a group or any individual Lender shall require the prior written consent of the holders of a majority of the then-outstanding principal amount of the Term Notes.
8.3 FORUM SELECTION AND CONSENT TO JURISDICTION. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF ILLINOIS OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS; PROVIDED THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE LENDER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION. BORROWER HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS AND OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE. BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF ILLINOIS. BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.
8.4 WAIVER OF JURY TRIAL. EACH LENDER AND BORROWER, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE IRREVOCABLY, ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, ANY NOTE, ANY OTHER LOAN DOCUMENT, ANY OF THE OTHER OBLIGATIONS, THE COLLATERAL, OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY LENDING

RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, OR ANY COURSE OF CONDUCT OR COURSE OF DEALING IN WHICH LENDER AND BORROWER ARE ADVERSE PARTIES, AND EACH AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER GRANTING ANY FINANCIAL ACCOMMODATION TO BORROWER.
8.5 Assignability. A Lender may at any time assign such Lender’s rights in this Agreement, the other Loan Documents, the Obligations, or any part thereof to any Person which is not a competitor of the Borrower or of any of Subsidiary of the Guarantor, and which expressly agrees in writing that it will subordinate the interests which it is acquiring to the extent provided with respect to such Lender in Section 2.1(e) hereof. In addition, a Lender may at any time sell one or more participations in the Loans. Borrower may not sell or assign this Agreement, or any other agreement with Lender or any portion thereof, either voluntarily or by operation of law, without the prior written consent of the Lenders. This Agreement shall be binding upon each Lender and Borrower and their respective legal representatives and successors. All references herein to Borrower shall be deemed to include any successors, whether immediate or remote.
8.6 Confirmations. Borrower and Lender agree from time to time, upon written request received by either from the other, to confirm to the other in writing the aggregate unpaid principal amount of the Loans then outstanding.
8.7 Confidentiality. Each Lender, severally and jointly, agrees to use commercially reasonable efforts (equivalent to the efforts such Lender applies to maintain the confidentiality of its own confidential information) to maintain as confidential all information provided to it by Borrower and designated as confidential, except that Lender may disclose such information (a) to Persons employed or engaged by Lender in evaluating, approving, structuring or administering the Loans; (b) to any assignee or participant or potential assignee or participant that has agreed to comply with the covenant contained in this Section 8.7 (and any such assignee or participant or potential assignee or participant may disclose such information to Persons employed or engaged by them as described in clause (a) above); (c) as required or requested by any federal or state regulatory authority or examiner, or any insurance industry association, or as reasonably believed by Lender to be compelled by any court decree, subpoena or legal or administrative order or process; (d) as, is required by law; (e) in connection with the exercise of any right or remedy under the Loan Documents or in connection with any litigation to which Lender is a party; (f) to any nationally recognized rating agency that requires access to information about Lender’s investment portfolio in connection with ratings issued with respect to Lender; or (g) that ceases to be confidential through no fault of Lender.

8.8 Binding Effect. This Agreement shall become effective upon execution by Borrower and any Lender. If this Agreement is not dated when executed by Borrower, Lender is hereby authorized, without notice to Borrower, to date this Agreement as of the date when it was executed by Borrower.
8.9 Governing Law. This Agreement, the Loan Documents and any Note shall be delivered and accepted in and shall be deemed to be contracts made under and governed by the internal laws of the State of Illinois applicable to contracts made and to be performed entirely within such state, without regard to conflict of laws principles.
8.10 Enforceability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by, unenforceable or invalid under any jurisdiction, such provision shall as to such jurisdiction, be severable and be ineffective to the extent of such prohibition or invalidity, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.
8.11 Extensions of Lender’s Commitment. This Agreement shall secure and govern the terms of (i) any extensions or renewals of Lender’s commitment hereunder, and (ii) any replacement note executed by Borrower and accepted by Lender in its sole and absolute discretion in substitution for any Note.
8.12 Time of Essence. Time is of the essence in making payments of all amounts due Lender under this Agreement and in the performance and observance by Borrower of each covenant, agreement, provision and term of this Agreement.
8.13 Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement. Receipt of an executed signature page to this Agreement by facsimile or other electronic transmission shall constitute effective delivery thereof. Electronic records of executed Loan Documents maintained by Lender shall deemed to be originals thereof.
8.14 Notices. All notices, requests, demands and other communications provided for hereunder shall be in writing and addressed as follows:

If to Borrower:	Lime Energy Co.
1280 Landmeier Road
Elk Grove Village, IL 60007
Attention: Chief Financial Officer

If to Lender:	To the person and address set forth on the signature page hereof or, as to each party, at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this subsection. All notices addressed as above shall be deemed to have been properly given (i) if served in person, upon acceptance or refusal of delivery; (ii) if mailed by certified or registered mail, return receipt requested, postage prepaid, on the third (3rd) Business Day following the day deposited in the U.S. Mail (iii) if sent by recognized overnight courier, on the first (1st) Business Day following the day such notice is delivered to such carrier.

8.15 Costs, Fees and Expenses. Borrower shall pay or reimburse each Lender for all reasonable costs, fees and expenses incurred by such Lender or for which Lender becomes obligated in connection with the negotiation, preparation, consummation, collection of the Obligations or enforcement of this Agreement, the other Loan Documents and all other documents provided for herein or delivered or to be delivered hereunder or in connection herewith (including any amendment, supplement or waiver to any Loan Document), or during any workout, restructuring or negotiations in respect thereof, including reasonable consultants’ fees and attorneys’ fees and time charges of counsel to Lender, plus costs and expenses of such attorneys or of Lender; search fees, costs and expenses; and all taxes payable in connection with this Agreement or the other Loan Documents, whether or not the transaction contemplated hereby shall be consummated. In furtherance of the foregoing, Borrower shall pay any and all stamp and other taxes, UCC search fees, filing fees and other costs and expenses in connection with the execution and delivery of this Agreement, any Note and the other Loan Documents to be delivered hereunder, and agrees to save and hold each Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such costs and expenses. That portion of the Obligations consisting of costs, expenses or advances to be reimbursed by Borrower to any Lender pursuant to this Agreement or the other Loan Documents shall be payable by Borrower to such Lender on demand.
8.16 Indemnification. Borrower agrees to defend (with counsel reasonably satisfactory to the Lenders), protect, indemnify, exonerate and hold harmless each Indemnified Party from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and distributions of any kind or nature (including the disbursements and the reasonable fees of counsel for each Indemnified Party thereto), which may be imposed on, incurred by, or asserted against, any Indemnified Party in any manner relating to or arising out of this Agreement or any of the Loan Documents, or any act, event or transaction related or attendant thereto, the preparation, execution and delivery of this Agreement and the Loan Documents, including the making or issuance and management of the Loans, the use or intended use of the proceeds of the Loans, the enforcement of Lender’s rights and remedies under this Agreement, the Loan Documents, any Note, any other instruments and documents delivered hereunder, or under any other agreement between Borrower and Lender; provided, however, that Borrower shall not have any obligations hereunder to any Indemnified Party with respect to matters determined by a court of competent jurisdiction by final and nonappealable judgment to have been caused by or resulting from the willful misconduct or negligence of such Indemnified Party or by the Lender’s breach of its obligations under the Loan Documents. To the extent that the undertaking to indemnify set forth in the preceding sentence may be unenforceable because it violates any law or public policy, Borrower shall satisfy such undertaking to the maximum extent permitted by applicable law. Any liability, obligation, loss, damage, penalty, cost or expense covered by this indemnity shall be paid to each Indemnified Party on demand, and failing prompt payment, together with interest thereon at the Default Rate from the date of demand until paid by Borrower, shall be added to the Obligations of Borrower and be secured by the Collateral. The provisions of this Section shall survive the satisfaction and payment of the other Obligations and the termination of this Agreement.

8.17 Revival and Reinstatement of Obligations. If the incurrence or payment of the Obligations by any Obligor or the transfer to any Lender of any property should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors’ rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, or other voidable or recoverable payments of money or transfers of property (collectively, a “Voidable Transfer”), and if such Lender is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that such Lender is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of such Lender, the Obligations shall automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.
8.18 Customer Identification — USA Patriot Act Notice. Each Lender hereby notifies Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56, signed into law October 26, 2001) (the “Act”), and such Lender’s policies and practices, such Lender is required to obtain, verify and record certain information and documentation that identifies Borrower, which information includes the name and address of Borrower and such other information that will allow Lender to identify Borrower in accordance with the Act.
[Signatures on next page]

     IN WITNESS WHEREOF, Borrower and each Lender have executed this Loan Agreement as of the date first above written.

BORROWER:	LIME ENERGY CO.

	By: Name:	/s/ Jeffrey Mistarz Jeffrey Mistarz
	Title:	Chief Financial Officer

LENDER:	/s/ Richard P. Kiphart

	Name:	Richard P. Kiphart

Address for
Notices:

LENDER:

By:

Address for
Notices:

SCHEDULE A
LOAN AGREEMENT

Name of Lender	Loan Amount
Richard P. Kiphart	$3,000,000.00

EXHIBIT B
TERM NOTE

$3,000,000.00	Date: May 29, 2007
Chicago, Illinois	Due Date: May 31, 2010
     FOR VALUE RECEIVED, LIME ENERGY CO., a Delaware corporation, an Illinois limited liability company (the “Borrower”), whose address is 1280 Landmeier Road, Elk Grove Village, Illinois 60007, promises to pay to the order of RICHARD P. KIPHART (hereinafter, together with any successor holder hereof, the “Lender”), whose address is                                         , on or before May 31, 2010 (the “Maturity Date”), the principal sum of THREE MILLION and 00/100 DOLLARS ($3,000,000.00), or, if different, the aggregate principal amount of the Term Loan made by the Lender to the Borrower under and pursuant to Section 2.1 of that certain Loan Agreement dated as of May 29, 2007, executed by and between the Borrower and the Lender (as amended, restated, modified or supplemented and in effect from time to time, the “Loan Agreement”), together with interest thereon computed in accordance with the Loan Agreement.
     This Note evidences the Term Loan incurred by the Borrower under and pursuant to the Loan Agreement, to which reference is hereby made for a statement of the terms and conditions under which the maturity hereof may be accelerated. The holder of this Term Note is entitled to all of the benefits and security provided for in the Loan Agreement. Obligations of the Borrower under the Loan Agreement and this Term Note may be subordinated pursuant to the requirements of the Loan Agreement. Capitalized words used in this Term Note which are not otherwise defined herein and are defined in the Loan Agreement shall have the meanings assigned thereto in the Loan Agreement. The Term Note is or will be one of the Term Notes of the Borrower, all of like terms and maturity, except variations necessary to express the issuance date, the principal amount and the holders of each Term Note.
     The outstanding principal of this Term Note, and all accrued interest thereon, shall be payable as provided in the Loan Agreement. Except as otherwise provided in the Loan Agreement, prior to maturity interest hereon shall be payable quarterly in arrears on each March 31, June 30, September 30 and December 31. From and after maturity (whether by acceleration or otherwise), interest hereon shall be payable on demand. The outstanding principal balance of this Term Note, and all accrued and unpaid interest thereon, shall be due and payable in full on the Maturity Date, unless payable sooner pursuant to the provisions of the Loan Agreement. Each Term Note shall rank pari passu with and be subject to the same terms as any other Term Note, except, as the case may be, with respect to the issuance date and aggregate principal amount.
     Principal and interest shall be paid to the Lender at its address set forth above, or at such other place as the holder of this Term Note shall designate in writing to the Borrower. Each disbursement of the Term Loan made by the Lender, and all payments on account of the principal and interest thereof shall be recorded on the books and records of the Lender and the principal balance as shown on such books and records, or any copy thereof certified by an officer of the Lender, shall be rebuttably presumptive evidence of the principal amount owing hereunder.

     Except for such notices as may be required under the terms of the Loan Agreement or by law, the Borrower waives presentment, demand, notice, protest, and all other demands, or notices, in connection with the delivery, acceptance, performance, default, or enforcement of this Term Note, and assents to any extension or postponement of the time of payment or any other indulgence.
     The Term Loan evidenced hereby has been made and this Term Note has been delivered at the Borrower’s main office set forth above. This Term Note shall be governed and construed in accordance with the laws of the State of Illinois, without regard to conflict of laws provisions.
     ALL ACTIONS OR PROCEEDINGS IN ANY WAY, MANNER, OR RESPECT, ARISING OUT OF OR FROM OR RELATED TO THIS TERM NOTE SHALL BE LITIGATED ONLY IN COURTS HAVING SITUS WITHIN COOK COUNTY, ILLINOIS. THE COMPANY HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE, OR FEDERAL COURT LOCATED WITHIN SAID COUNTY AND STATE. THE BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY LITIGATION BROUGHT AGAINST THE BORROWER IN ACCORDANCE WITH THIS SECTION.
     WAIVER OF JURY TRIAL. BORROWER HEREBY IRREVOCABLY WAIVES THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY ACTION IN RESPECT OF THIS TERM NOTE.
     WHENEVER POSSIBLE EACH PROVISION OF THIS TERM NOTE SHALL BE INTERPRETED IN SUCH MANNER AS TO BE EFFECTIVE AND VALID UNDER APPLICABLE LAW, BUT IF ANY PROVISION OF THIS TERM NOTE SHALL BE PROHIBITED BY OR INVALID UNDER APPLICABLE LAW, SUCH PROVISION SHALL BE INEFFECTIVE TO THE EXTENT OF SUCH PROHIBITION OR INVALIDITY, WITHOUT INVALIDATING THE REMAINDER OF SUCH PROVISION OR THE OTHER PROVISIONS OF THIS TERM NOTE. WHENEVER IN THIS TERM NOTE REFERENCE IS MADE TO LENDER OR BORROWER, SUCH REFERENCE SHALL BE DEEMED TO INCLUDE AS APPLICABLE, A REFERENCE TO THEIR RESPECTIVE SUCCESSORS AND ASSIGNS. THE PROVISIONS OF THIS TERM NOTE SHALL BE BINDING UPON AND SHALL INURE TO THE BENEFIT OF SUCH SUCCESSORS AND ASSIGNS. BORROWER’S SUCCESSORS AND ASSIGNS SHALL INCLUDE, WITHOUT LIMITATION, A RECEIVER, TRUSTEE OR DEBTOR IN POSSESSION OF OR FOR BORROWER.
     IN WITNESS WHEREOF, the Borrower has executed this Term Note as of the date set forth above.

LIME ENERGY CO.
a Delaware corporation

By: Name:	/s/ Jeffrey Mistarz Jeffrey Mistarz
Title:	Chief Executive Officer

EXHIBIT C
SUBORDINATION TERMS
     1. Certain Defined Terms. For purposes of this Agreement, the following terms shall have the meanings indicated:
     “Borrower” means Lime Energy Co., a Delaware corporation.
     “Insolvency Event” shall mean any proceeding for dissolution, winding up, liquidation, reorganization, arrangement, protection, relief or composition of the Borrower or its debts, whether voluntary or involuntary, total or partial, in bankruptcy, insolvency, receivership, arrangement, reorganization, relief or other proceedings, or upon an assignment for the benefit of creditors or any other marshaling of the assets and liabilities of the Borrower.
     “Junior Event of Default” shall mean any event or condition which occurs and as a result of which any Subordinated Debt becomes immediately due and payable, or pursuant to which the Subordinated Lender may declare any Subordinated Debt to be immediately due and payable.
     “Junior Loan Agreement” shall mean the Loan Agreement dated as of May 29, 2007, by and among Kiphart, the other lenders who become a party thereto, and Borrower, as amended and in effect from time to time.
     “Junior Loan Documents” shall mean the “Loan Documents” as defined in the Junior Loan Agreement.
     “Kiphart” shall mean Richard P. Kiphart.
     “Senior Loan Agreement” shall mean [describe the loan agreement with the Senior Lender.]
     “Maximum Amount” shall mean $15,000,000.
     “Security Interest” shall mean any security interest, lien, claim, right or title in any property of Borrower.
     “Senior Event of Default” shall mean any event or condition which occurs and as a result of which the Senior Obligations become immediately due and payable, or pursuant to which the Senior Lender may declare the Senior Obligations to be immediately due and payable.
     “Senior Lender” shall mean the lender under the Senior Loan Agreement in effect from time to time (or, in the event of more than one such lender at any time, “Senior Lender” shall refer collectively to all such lenders, and to the extent that such lenders shall have designated an agent to act on their behalf, such agent).
     “Senior Loan Agreement” shall mean, collectively, (a) the Senior Loan Agreement, as in effect from time to time, including, without limitation, giving effect to increases, renewals, extensions, refundings, deferrals, restructurings, replacements or refinancings of, or additions to, the loans and credit arrangements provided in the Loan Agreement; and (b) any loan agreement, credit agreement, mortgage, note or other similar financing agreement under which Borrower incurs any indebtedness for the purpose of repaying all or any part of Borrower’s obligations to Senior Lender under the Senior Loan Agreement.
     “Senior Loans” shall mean the loans and extensions of credit made by the Senior Lenders to or on behalf of Borrower from time to time pursuant to the Senior Loan Agreement.
     “Senior Loan Documents” shall mean the collective reference to the Senior Loan Agreement, the Senior Security Documents, and all other agreements, instruments and documents referred to in or delivered pursuant to the Senior Loan Agreement and all other documents that from time to time evidence the Senior Obligations or secure or support payment or performance thereof.
     “Senior Obligations” shall mean the collective reference to the unpaid principal of and interest on all Senior Loans and all other obligations and liabilities of Borrower to the Senior Lenders of whatever kind or nature (including, without limitation, interest accruing at the then applicable rate provided in the Senior Loan Agreement after the maturity of the Senior Loans and interest accruing at the then applicable rate provided in the Senior Loan Agreement after the filing of any petition in bankruptcy, or the commencement of any Insolvency Event, relating to Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, whether arising under, out of, or in connection with, the Senior Loan Agreement, the other Senior Loan Documents or any other document made, delivered or given by Borrower, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Senior Lenders that are required to be paid by Borrower pursuant to the terms of the Senior Loan Agreement or any other Senior Loan Document).
     “Senior Security Documents” shall mean the collective reference to all documents and instruments, now existing or hereafter arising, which create or purport to create a security interest in real or personal property of Borrower to secure payment or performance of the Senior Obligations, as the same may be amended, restated, modified or supplemented and in effect from time to time.
     “Subordinated Debt” shall mean the Borrower’s Obligations as such term is defined in the Junior Loan Agreement.
     “Subordinated Lender” shall mean Kiphart, initially, and the other lenders who become a party to the Junior Loan Agreement, and shall include all successors and assigns and other subsequent holders of any of the Subordinated Debt.
     “Subordinated Loan” shall mean the “Term Loan” as such term is defined in the Junior Loan Agreement.
     2. Obligations Subordinated. The Subordinated Lender, for itself and all subsequent holders of any the Subordinated Debt, agrees:
     (i) that the Subordinated Debt shall be and hereby is subordinated, except as provided in Section 4 below, to the prior payment and satisfaction in full of any and all Senior Obligations, up to the Maximum Amount;

     (ii) that any Security Interest securing the Senior Obligations (or any part thereof) in any property which also secures the Subordinated Debt shall be superior to any Security Interest securing any of the Subordinated Debt, with the same force and effect as though such Security Interest securing the Senior Obligations had attached and was perfected prior to the perfection of any such Security Interest securing any of the Subordinated Debt;
     (iii) that, except to the extent expressly set forth herein, notwithstanding the occurrence of any Junior Event of Default, no holder of any Subordinated Debt shall exercise any remedies with respect to the Subordinated Debt, including, but not limited to the commencement of any litigation or proceeding, or the taking of any other enforcement action against Borrower at any time without first giving ninety (90) days’ prior written notice to each Senior Lender of such Subordinated Lender’s intent to exercise such remedy (however, the previous sentence shall not restrict the exercise of remedies available to any Subordinated Lender during any Insolvency Event); and
     (iv) to execute such instruments as any Senior Lender may reasonably request in order to evidence or accomplish the intent of this agreement, and consents to the delivery, filing and recording of any of such instruments with such persons and authorities as any Senior Lender shall deem appropriate.
     3. Senior Debt to be Paid in Full. Except as provided in Section 4 below, any and all of the Senior Obligations shall be fully paid and discharged, together with all interest thereon and all expenses of collecting the same and otherwise protecting and enforcing the rights of the Senior Lender, including but not limited to reasonable attorneys’ and legal assistants’ fees and reasonable legal expenses, before any payment, by way of cash, setoff or otherwise, may be accepted from, required of, or otherwise received from Borrower by any Subordinated Lender as to any of the Subordinated Debt.
     4. Permitted Payments of Subordinated Debt. Notwithstanding anything contained herein to the contrary, the Subordinated Lenders may receive, and Borrower may pay regularly scheduled payments of interest on the Subordinated Loan as and when the same become due in accordance with the provisions the Junior Loan Agreement as in effect on the date of this agreement, provided that at the time of making such payment, no Senior Event of Default exists or would be caused thereby.
     5. No Payments in Violation of this Agreement. Borrower shall not make any payment, and the Subordinated Lenders shall not receive or accept any payment, with respect to the Subordinated Debt in violation of this Agreement. In the event that any Subordinated Lender receives any payment from Borrower in violation of this Agreement, whether such payment is in cash, by setoff or otherwise, such Subordinated Lender shall be liable and accountable therefore to the Senior Lenders in the manner hereinafter set forth. The Subordinated Lender shall be deemed to have received such payment in trust for the use and benefit of the Senior Lenders. The Subordinated Lender shall not commingle the same with any other funds and shall pay over and deliver such payment immediately to the Senior Lenders.
     6. Continuing Subordination. The subordination provided by this Agreement shall survive and remain in full force and effect in the event of any administration of the property and/or affairs of Borrower arising from any assignment for the benefit of creditors, or other Insolvency Event. This is a continuing subordination and shall continue in full force and effect, and Senior Lenders may make advancements of credit to Borrower in reliance upon this Agreement at any time any Senior Obligations remain unpaid. Subordinated Lenders agree that the Senior Lenders, at any time and from time to time, may enter into such agreement with Borrower as the Senior Lenders and Borrower may deem proper affecting any property which secures the Senior Obligations (the “Collateral”) and may sell, surrender or otherwise deal with any of the Collateral without notice to the Subordinated Lenders (except as required by the Uniform Commercial Code or any other applicable law) and without in any way impairing or affecting the subordination provided in this Agreement. The obligations of the Subordinated Lenders hereunder shall not be affected or impaired by any compromise, release, renewal, extension, forbearance, indulgence, alteration, change in, modification of, grant of participation in, or other disposition of any of the Senior Loan Documents or any other documents or instruments executed by Borrower in favor of the Senior Lenders, any release of any guarantor of the obligations of Borrower to the Senior Lenders or any other person or the failure of the Senior Lenders to pursue remedies against any one or more of the guarantors or any other person, failure to collect any indebtedness owed by Borrower to the Senior Lenders when due, or any delay or omission by the Senior Lenders in the exercise of any right or remedy against Borrower or any guarantor of any of the Senior Obligations.
     7. No Assignment, Modification or Management. So long as any Senior Obligations are outstanding, the Subordinated Lenders agree not to assign, transfer or pledge any rights, claims or interests of any kind in or to any Subordinated Debt or to amend or modify any of the terms and provisions of any of the Junior Loan Documents, without first obtaining the prior written consent of the Senior Lenders. Any such transfer, assignment or pledge without such prior written consent shall be void. Any such transfer, assignment or pledge to which the Senior Lenders consent shall be made expressly subject to the terms and conditions hereof.

EXHIBIT D
INVESTOR RIGHTS AGREEMENT
     This Investor Rights Agreement (this “Agreement”) is dated as of the 29th day of May, 2007, and is made by and between Lime Energy Co., a Delaware corporation (the “Company”), and the holders of the Term Notes due May 31, 2010, issued by the Company (such holder is referred to herein as the “Lender,” and collectively as the “Lenders”).
W I T N E S S E T H:
     WHEREAS, Lenders and the Company are parties to that certain Loan Agreement dated as of the date hereof pursuant to which Lenders have agreed to make certain loans available to the Company, on and subject to the terms and conditions set forth therein (the “Loan Agreement”); and
     WHEREAS, the execution and delivery by the parties hereto of this Agreement is one of the conditions precedent to the obligation of Lenders to make loans to the Company under the Loan Agreement; and
     WHEREAS, the parties desire to set forth certain additional understandings among themselves relating to the obligations of the Company to Lenders and to certain other matters, all as more fully described herein;
     NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein, the parties hereby agrees as follows:
     1. Definitions. Terms which are defined in the Loan Agreement and which are used in capitalized form herein and not otherwise specifically defined herein are used with the meanings given such terms in the Loan Agreement. The following terms shall have the indicated meanings:
     “Fair Market Value” means, the fair market value of a share of Common Stock as of the applicable date (the “Determination Date”), determined as follows:
     (a) If the Common Stock is traded on the American Stock Exchange or another national exchange or is quoted on the National or SmallCap Market of The Nasdaq Stock Market, Inc. (“Nasdaq”), then the closing or last sale price, respectively, reported for the last Business Day immediately preceding the Determination Date.
     (b) If the Common Stock is not traded on the American Stock Exchange or another national exchange or on the Nasdaq but is traded on the NASD OTC Bulletin Board, then the mean of the average of the closing bid and asked prices reported for the last Business Day immediately preceding the Determination Date.
     “Rule 144” means Rule 144 promulgated by the SEC under the Securities Act, as in effect from time to time.
     “SEC” means the Securities and Exchange Commission of the United States of America.
     “Securities Act” means the Securities Act of 1933, as amended, and the regulations of the SEC promulgated thereunder, as in effect from time to time.

     “Securities Exchange Act” means the Securities Exchange Act of 1934, as amended, and the regulations of the SEC promulgated thereunder, as in effect from time to time.
     “Warrant” means the Warrant referred to in the Loan Agreement.
     “Warrant Shares” has the meaning give such term in the Warrant.
     2. Payment of Interest by Delivery of Shares of Common Stock. The parties hereto hereby agree with respect to all interest payments payable by the Company under the Loan Agreement and the Notes delivered thereunder that, provided that the Company’s common stock, par value $0.0001 per share (“Common Stock”) continues to be publicly traded and the Company continues to comply with the reporting requirements of the Securities Exchange Act, the Company will pay in cash one-half (1/2) of each such interest payment and will pay the other one-half (1/2) of each such interest payment by issuance of shares of Common Stock having a Fair Market Value equal to one-half (1/2) of the amount of such interest payment; provided that the Company shall not be obligated to issue fractional shares and any fractional share shall be rounded to the nearest whole number. All shares of Common Stock issued in payment of interest will be ‘restricted securities’ for purposes of Rule 144.
     3. Conversion.
     (a) At the option of any Lender, exercisable at any time by not less than three (3) Business Days’ prior written notice, any or all of such Lender’s Loan may be converted into shares of the Common stock at a conversion price of $1.00 per share (the “Conversion Price”). Any such written notice shall be delivered at the address for the Company applicable under the Loan Agreement and shall state the amount of principal and interest being converted and the applicable conversion date (which shall not be earlier than the date upon which such notice is given to the Company).
     (b) The outstanding principal balance of the Loan and all accrued unpaid interest thereon shall automatically be converted into shares of Common Stock at the Conversion Price, without notice or other action by the Company or Lenders, if, at any time after May 31, 2008, for twenty (20) Business Days in any period of thirty (30) consecutive Business Days, the Fair Market Value of the Common Stock is higher than $1.50 per share.
     (c) All shares of Common Stock issued under this Section 3 will be restricted securities for purposes of Rule 144.
     (d) In the event of any issuance of shares pursuant to this Section 3, the Company shall, on or before the tenth (10th) Business Day following the date when conversion occurs deliver at the Company’s expense to the respective Lender, a certificate or certificates for the shares of Common Stock being issued registered in the name of such Lender.
     (e) Upon the Company’s receipt of a notice of conversion from a Lender under clause (a) above, or upon automatic conversion under clause (b) above, such Lenders shall be deemed for all corporate purposes to have become the holder of record of the shares of Common Stock with respect to which such conversion occurs (which, for purposes of clause (a) shall be the date specified in the notice given with respect to a conversion under clause (a)), irrespective of the date of delivery of certificates evidencing such shares.

     4. Legends. Unless upon their issuance such shares of Common Stock are then registered under the Securities Act pursuant to an effective registration statement, any certificates representing shares of Common Stock issued under Section 2 or Section 3 hereof shall bear a legend substantially in the following form:
THE SHARES OF COMMON STOCK OF LIME ENERGY CO. (THE “THE COMPANY”) REPRESENTED BY THIS CERTIFICATE (THE “SHARES”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED UNLESS (A) SUBSEQUENTLY REGISTERED PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR (B) THE HOLDER HEREOF SHALL HAVE DELIVERED TO THE COMPANY A WRITTEN OPINION OF COUNSEL, IN FORM, SUBSTANCE AND SCOPE REASONABLY ACCEPTABLE TO THE COMPANY, TO THE EFFECT THAT THE SHARES TO BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED ARE BEING OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION.
     5. Registration Rights. The Company shall:
     (a) Demand Registration. In the event the Company shall receive from a Lender a written request that the Company effect any registration, qualification or compliance under the Securities Act with respect to at least thirty-three percent (33%) of the aggregate Warrant Shares and the shares of Common Shares which have been issued to such Lender pursuant to Section 2 or Section 3 of this Agreement (“Agreement Shares,” and, collectively with the Warrant Shares, the “Registrable Securities”) for resale by the Lenders from time to time through the over-the-counter market or in privately-negotiated transactions or otherwise, the Company, as soon as practicable, shall (i) use its best efforts to prepare and file with the SEC a registration statement (the “Registration Statement”), and (ii) provide to each Lender a draft of the Registration Statement for review and comment within thirty (30) days after receipt of the initial Lender’s request for such registration. Notwithstanding the foregoing, the Company shall have no obligations pursuant to this Section 5(a) unless the number of shares to be registered for the Lenders pursuant to this Section 5(a) shall be at least 1,000,000 in the aggregate, which amount shall be subject to adjustment for stock splits and other similar pro rata combinations of the Company’s common stock.
     (b) Subject to the provisions of clause (g) below, and to receipt of all necessary information from the Lenders, the Company uses reasonable efforts to cause the Registration Statement to be declared effective as promptly as practicable after filing thereof, and in any event within ninety (90) days after filing thereof.
     (c) Use reasonable efforts to keep the Registration Statement continuously effective under the Securities Act until the date which is the earlier of the date (i) when all Registrable Securities have been sold, or (ii) the date that is the eighteenth (18th) month anniversary of the date the Registration Statement shall have been declared effective.
     (d) File any documents required of the Company for customary “blue sky” clearance in Illinois.

     (e) File with the SEC in a timely manner the reports and other documents required to be filed by it under the Securities Act and the Securities Exchange Act (or, if the Company is not required to file such reports, it will, upon the request of any Lender, make publicly available other information so long as necessary to permit sales by Lenders under Rule 144), all to the extent required to enable Lenders to sell the Registrable Securities from time to time without registration under the Securities Act within the limitations provided by Rule 144; provided, however, that nothing in this Agreement shall require the Company to file reports under the Securities Act or the Securities Exchange Act, to register any of its securities under the Securities Exchange Act, or to make publicly available any information concerning the Company at any time when it is not required by law or by any other agreement by which it is bound to do any of the foregoing.
     (f) All expenses relating to the registration and offering of the Registrable Securities pursuant to this Section 5 shall be borne by the Company, except that Lenders shall bear underwriting and selling commissions attributable to the Registrable Securities being registered and any transfer taxes on shares being sold by Lenders.
     (g) In addition to and without limitation of any other covenant of Lenders contained in this Agreement, each Lender who desires to have its Registrable Securities registered pursuant to this Section 5 shall:
     (i) Furnish to the Company, upon the Company’s request, all information regarding Lenders and the intended distribution of the Registrable Securities for the purpose of preparing such Registration Statement, to the extent that such information is required to comply with applicable legal requirements; and
     (ii) Upon the Company’s request, notify the Company of the number of Registrable Securities that have been sold and remain to be sold pursuant to any the Registration Statement; and
     (iii) promptly notify the Company when all registered Registrable Securities have been sold.
     (h) Lender agrees not to effect any disposition of any Registrable Securities or the right to purchase any Registrable Securities that would constitute an offer or sale within the meaning of the Securities Act except as contemplated in this Section 5 or pursuant to an exemption from registration under the Securities Act.
     (i) The Company will promptly notify Lender at any time when a prospectus relating to Registrable Securities is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing.
     (j) The Company will furnish to Lender with respect to the Registrable Securities registered under the Registration Statement (and to each underwriter, if any, of such Registrable Securities) such number of copies of the Registration Statement and any amendment or supplement thereto and of prospectuses and preliminary prospectuses in conformity with the requirements of the Securities Act as Lender shall reasonably request.

     (k) The Company shall prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing; provided, however, the Company may, subject to the last sentence of this clause (k), temporarily suspend the use of the prospectus forming a part of such registration statement in the event that, and during such period as,
     (i) the Company is engaged in confidential negotiations or other confidential business activities, disclosure of which would be required to be included or incorporated by reference in such prospectus or registration statement, and
     (ii) the Board of Directors of the Company determines in good faith that such disclosure would have a material adverse effect on any such confidential negotiations or other confidential business activities or would be materially detrimental to the Company.
In such event, subject to the last sentence of this clause (k), the Company may suspend the use of such prospectus until such time as an amendment to such Registration Statement has been filed by the Company and declared effective by the SEC, or until such time as the Company has filed an appropriate report with the SEC pursuant to the Securities Exchange Act. Anything herein to the contrary notwithstanding, the Company does not have the right to suspend the use of such prospectus or otherwise restrict Lender’s ability to sell or otherwise transfer the Registrable Securities for a period of more than 90 days (which need not be consecutive days) in any twelve month period.
     (l) The Company will promptly inform Lender when any stop order by the SEC has been issued with respect to the Registrable Securities and use its best efforts to promptly cause such stop order to be withdrawn.
     (m) The Company will cause all Registrable Securities registered pursuant to such Registration Statement to be listed on each securities exchange or market system on which the Company’s Common Stock then is listed.
     (n) The Company will take such other actions as may be reasonably necessary to effect the registration of the resale of the Registrable Securities in accordance with the terms of this Agreement, to allow such Registrable Securities to trade in the same market system or exchange where the Company’s Common Stock then trades, and to comply with all rules and regulations of the SEC applicable thereto.
     (o) Indemnification and Contribution. For the purpose of this clause (o), the term “Lender Party” shall include the Lender and its respective officers, directors, and any Person which controls Lender, and the term “Registration Statement” shall include the Registration Statement to be filed pursuant to this Section 5 and any final prospectus, supplement or amendment included in or relating to such Registration Statement.
     The Company agrees to indemnify and hold harmless each Lender Party from and against any losses, claims, damages or liabilities to which such Person may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or arise out of any failure by the Company to fulfill any undertaking included in a Registration Statement and the Company will reimburse such Lender Party for any reasonable legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, any such untrue statement or omission made in such Registration Statement in reliance upon written information furnished to the Company by or on behalf of Lender or any Lender Party expressly for use in preparation of the Registration Statement, or the failure of such Lender Party to comply with the covenants and agreements of the Lender contained in this Section 5 respecting sale of any Registrable Securities or any statement or omission in any prospectus that is corrected or made not misleading in any subsequent prospectus that was delivered to Lender or such Lender Party prior to the pertinent sale or sales by such Lender Party.
     Each Lender agrees, severally and jointly, to indemnify and hold harmless the Company (and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, and each of its officers and directors who sign the Registration Statement) from and against any losses, claims, damages or liabilities to which the Company (or any such officer, director or controlling person) may become subject (under the Securities Act or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any failure by such Lender or any respective Lender Party to comply with the covenants and agreements of such Lender contained in Section 4 hereof respecting sale of any Registrable Securities, or any untrue statement or alleged untrue statement of a material fact contained (or incorporated by reference), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in the Registration Statement on the effective date thereof if such untrue statement was made in reliance upon and in conformity with written information furnished by or on behalf of such Lender or any respective Lender Party for use in preparation of such Registration Statement. Each Lender will reimburse, severally and not jointly, the Company (or such officer, director or controlling person), as the case may be, for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim. In no event shall the liability of any Lender hereunder be greater in amount than the dollar amount of the net proceeds received by such Lender and the respective Lender Parties upon the sale of the Registrable Securities giving rise to such indemnification obligation.
     Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this clause (o), such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, and, subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person, such indemnifying person shall be entitled to participate therein, and, to the extent it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person. After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof; provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate, in the opinion of counsel to the indemnified person, for the same counsel to represent both the indemnified person and such indemnifying person, the indemnified person shall be entitled to retain its own counsel (in addition to local counsel) at the expense of such indemnifying person; provided, further, that no indemnifying person shall be responsible for the fees and expenses of more than one separate counsel for all indemnified parties collectively without regard to the number of Lenders or Lender Parties. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but, if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party or parties in accordance with the provisions of this clause (o).
     If the indemnification provided for in this clause (o) from the indemnifying person is determined by a court of competent jurisdiction to be unavailable to an indemnified person hereunder in respect of any losses, claims, damages, liabilities or expenses referred to herein, then the indemnifying person, in lieu of indemnifying such indemnified person, shall contribute to the amount paid or payable by such indemnified person as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying person and indemnified persons in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying person and indemnified persons shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission, has been made by, or relates to information supplied by, such indemnifying person or indemnified persons, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in this clause (o), any reasonable legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this clause (o) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this clause (o), no Lender shall be required to contribute any amount in excess of the dollar amount of the gross proceeds received by such Lender and the respective Lender Parties upon the sale of the Registrable Securities giving rise to such contribution obligation. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
     (p) The conditions precedent imposed upon the transferability of the Registrable Securities by this Section 5 shall cease and terminate as to any particular number of the Registrable Securities when such Registrable Securities shall have been effectively registered under the Securities Act and sold or otherwise disposed of in accordance with the intended method of disposition set forth in the Registration Statement covering such Registrable Securities or at such time as an opinion of counsel satisfactory to the Company shall have been rendered to the effect that such conditions are not necessary in order to comply with the Securities Act.
     (q) So long as a registration statement is effective covering the resale of any Registrable Securities, the Company will furnish to each Lender:
     (i) As soon as practicable after available (but in the case of the Company’s Annual Report on Form 10-K, within 120 days after the end of each fiscal year of the Company), one copy of (i) its Annual Report on Form 10-K or equivalent form (which shall contain financial statements audited in accordance with generally accepted accounting principles by a firm of certified public accountants), and (ii) a full copy of the Registration Statement covering the Registrable Securities which are registered thereby (the foregoing, in each case, excluding exhibits);
     (ii) Upon the reasonable request of any Lender, any exhibits excluded by the parenthetical to clause (i) of this clause (q) and all other information that is made available to stockholders; and

     (iii) Upon the reasonable request of any Lender, an adequate number of copies of the prospectuses to supply to any other party requiring such prospectuses;
and the Company, upon the reasonable request of any Lender, will meet with such Lender or a representative thereof at the Company’s headquarters to discuss all information relevant for disclosure in the Registration Statement covering the Registrable Securities and will otherwise cooperate with Lender conducting an investigation for the purpose of reducing or eliminating Lender’s exposure to liability under the Securities Act, including the reasonable production of information at the Company’s headquarters.
     (r) Piggyback Registration Rights. In the event that the Company shall determine to prepare and file with the SEC a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, then the Company shall send to each Lender written notice of such determination and, if within fifteen (15) days after receipt of such notice, any Lender shall so request in writing, the Company shall include in such registration statement all or any part of such Registrable Securities which such Lender requests to be registered to the extent the Company may do so without violating registration rights of others which exist as of the date of this Agreement, subject to customary underwriter cutbacks applicable to all holders of registration rights and subject to obtaining such Lender’s cooperation substantially on the terms set forth above in this Section 5.
     6. No Shorting. Each Lender agrees that it and its Affiliates will not and will not cause any person or entity, directly or indirectly, to, engage in “short sales” of the Common Stock or any other hedging strategies with respect to the Common Stock, as long as the Note or any part of the Term Loan principal balance shall be outstanding.
     7. Arbitration. In the event of any and all disagreements and controversies arising from this Agreement, such disagreements and controversies shall be subject to binding arbitration as arbitrated in accordance with the then current Commercial Arbitration Rules of the American Arbitration Association in Chicago, Illinois before one neutral arbitrator. Either party may apply to the arbitrator seeking injunctive relief until the arbitration award is rendered or the controversy is otherwise resolved. Without waiving any remedy under this Agreement, either party may also seek from any court having jurisdiction any interim or provisional relief that is necessary to protect the rights or property of that party, pending the establishment of the arbitral tribunal (or pending the arbitral tribunal’s determination of the merits of the controversy). In the event of any such disagreement or controversy, neither party shall directly or indirectly reveal, report, publish or disclose any information relating to such disagreement or controversy to any person, firm or corporation not expressly authorized by the other party to receive such information or use such information or assist any other person in doing so, except to comply with actual legal obligations of such party, or unless such disclosure is directly related to an arbitration proceeding as provided herein, including, but not limited to, the prosecution or defense of any claim in such arbitration. The costs and expenses of the arbitration (excluding attorneys’ fees) shall be paid by the non-prevailing party or as determined by the arbitrator.

     8. Miscellaneous.
     (a) All of the WHEREAS clauses and other recitals at the beginning of this Agreement are hereby incorporated into and made part of this Agreement.
     (b) This Agreement shall be binding upon, and shall inure solely to the benefit of, each of the parties hereto, and each of their respective heirs, executors, administrators, successors and permitted assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No Lender shall assign its rights under this Agreement except in connection with an assignment under the Loan Agreement permitted by the terms thereof.
     (c) This Agreement may be amended only by written execution by all parties. No waiver of any provision of this Agreement shall in any event be effective unless the same shall be in writing and acknowledged by the party against whom enforcement is sought, and then any such waiver shall be effective only in the specific instance and for the specific purpose for which given.
     (d) The descriptive headings of the several sections and paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.
     (e) All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Illinois, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Illinois or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Illinois.
     (f) Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by, unenforceable or invalid under any jurisdiction, such provision shall as to such jurisdiction, be severable and be ineffective to the extent of such prohibition or invalidity, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.
     (g) This Agreement may be executed in one or more counterparts, all of which shall be deemed but one and the same agreement and each of which shall be deemed an original. Delivery by facsimile of an executed counterpart of this Agreement shall be effective as an original executed counterpart hereof and shall be deemed a representation that an original executed counterpart hereof will be delivered.
     (h) THE PARTIES HERETO, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE IRREVOCABLY, ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT.

     (i) ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF ILLINOIS OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS; PROVIDED THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE LENDER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION. EACH PARTY HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS AND OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.
LIME ENERGY CO.

By:	/s/ Jeffrey Mistarz
Name: Jeffrey R. Mistarz
Title: Executive Vice President and Chief Financial Officer
LENDER

By:	/s/ Richard P. Kiphart
Name: Richard P. Kiphart

By:

Name:

Title:

EXHIBIT E
NEITHER THIS WARRANT NOR ANY SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED UNLESS (A) SUBSEQUENTLY REGISTERED PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS OR (B) THE HOLDER HEREOF SHALL HAVE DELIVERED TO THE COMPANY A WRITTEN OPINION OF COUNSEL, IN FORM, SUBSTANCE AND SCOPE REASONABLY ACCEPTABLE TO THE COMPANY, TO THE EFFECT THAT THE SHARES TO BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED ARE BEING OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION.
LIME ENERGY CO.
Warrant To Purchase Common Stock

Warrant No.: 110	Number of Shares: 865,385
Original Date of Issuance: May 29, 2007
Lime Energy Co., a Delaware corporation (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Richard P. Kiphart., the registered holder hereof or his permitted assigns registered on the books of the Company (the “Holder”), is entitled, subject to the terms and conditions set forth below, to purchase from the Company upon surrender of this Warrant, at any time or times on or after the date hereof, but before May 29, 2011 (the “Expiration Date”), Eight Hundred Sixty Five Thousand Three Hundred and Eighty Five (865,385) fully paid and nonassessable shares (the “Warrant Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at the exercise price per share equal to $1.04, subject to adjustment as hereinafter provided (the “Warrant Exercise Price”).
     1. Definitions. In addition to the capitalized terms defined elsewhere herein, the following terms as used in this Warrant shall have the following meanings:
     “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in the City of Chicago are authorized or required by law to remain closed.
     “Fair Market Value” means, the fair market value of a share of Common Stock as of a particular date (the “Determination Date”) as follows:
     (a) If the Common Stock is traded on the American Stock Exchange or another national exchange or is quoted on the National or SmallCap Market of The Nasdaq Stock Market, Inc.(“Nasdaq”), then the closing or last sale price, respectively, reported for the last Business Day immediately preceding the Determination Date.

     (b) If the Common Stock is not traded on the American Stock Exchange or another national exchange or on the Nasdaq but is traded on the NASD OTC Bulletin Board, then the mean of the average of the closing bid and asked prices reported for the last Business Day immediately preceding the Determination Date.
     (c) Except as provided in clause (d) of this definition below, if the Common Stock is not then publicly traded, then as the Holder and the Company agree, or in the absence of agreement as determined by arbitration in accordance with Section 17 hereof.
     (d) If the Determination Date is the date of a liquidation, dissolution or winding up, or any event deemed to be a liquidation, dissolution or winding up pursuant to the Company’s charter, then all amounts to be payable per share to holders of the Common Stock pursuant to the charter in the event of such liquidation, dissolution or winding up, plus all other amounts to be payable per share in respect of the Common Stock in liquidation under the charter, assuming for the purposes of this clause (d) that all of the shares of Common Stock then issuable upon exercise of this Warrant are outstanding at the Determination Date.
     “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization or a government or any department or agency thereof.
     “Securities Act” means the Securities Act of 1933, as amended.
     2. Exercise of Warrant.
     (a) Subject to the terms and conditions hereof, this Warrant may be exercised by the Holder, in whole or in part, during normal business hours on any Business Day on or after the date hereof and prior to 5:00 P.M. Chicago Time on the Expiration Date by
     (i) delivery of a duly executed written notice, in the form of the subscription notice attached as Exhibit A hereto (the “Exercise Notice”), of such Holder’s election to exercise this Warrant, which notice shall specify the number of Warrant Shares to be purchased;
     (ii) payment to the Company of an amount equal to the Warrant Exercise Price multiplied by the number of Warrant Shares as to which this Warrant is being exercised (the “Aggregate Exercise Price”), either in cash or by certified check or wire transfer of immediately available funds or by delivery of Warrant Shares receivable upon exercise of this Warrant in accordance with Section 2(b) below; and
     (iii) delivery to the Company of this Warrant (or an indemnity and evidence with respect to this Warrant in the case of its loss, theft, mutilation or destruction as provided in Section 11).
In the event of any exercise of the rights represented by this Warrant in compliance with this Section 2(a), the Company shall, on or before the tenth (10th) Business Day following the date of its receipt of the Exercise Notice, the Aggregate Exercise Price and this Warrant (or an indemnity and evidence with respect to this Warrant in the case of its loss, theft, mutilation or destruction as provided in Section 11) (the “Exercise Delivery Documents”), deliver at the Company’s expense to the Holder, a certificate or certificates for the Warrant Shares so purchased, in such denominations as may be requested by Holder and registered in the name of Holder. Upon the Company’s receipt of the Exercise Delivery Documents, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of certificates evidencing such Warrant Shares.
          (b) Notwithstanding any provisions herein to the contrary, if the Fair Market Value of one share of Common Stock is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant for cash, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being exercised) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Exercise Notice in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

X	=	Y	(A-B) A
          Where X = the number of shares of Common Stock to be issued to the Holder
Y=	the number of shares of Common Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised (at the date of such calculation)

A=	the Fair Market Value of one share of the Company’s Common Stock (at the date of such calculation)

B=	Exercise Price (as adjusted to the date of such calculation)

          (c) Unless the rights represented by this Warrant shall have expired or shall have been fully exercised, the Company shall, as soon as practicable and in no event later than ten (10) Business Days after any exercise and at its own expense, issue a new Warrant identical in all respects to this Warrant exercised, except it shall represent rights to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant exercised, less the number of Warrant Shares with respect to which this Warrant is exercised.
          (d) No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but rather the number of shares of Common Stock issued upon exercise of this Warrant shall be rounded up or down to the nearest whole number.
     3. Covenants. The Company hereby represents, covenants and agrees as follows:
     (a) This Warrant is, and any Warrants issued in substitution for or replacement of this Warrant will upon issuance be, duly authorized and validly issued.
     (b) All Warrant Shares which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued, fully paid and nonassessable.
     (c) The Company has full power and authority to enter into this Warrant, and to issue and deliver this Warrant and the Warrant Shares, and to incur and perform fully the obligations provided herein, all of which have been duly authorized by all necessary corporate action.
     (d) This Warrant has been duly executed and delivered and is the valid and binding obligation of the Company enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium and other similar laws affecting creditors’ rights generally and by general principles of equity.
     4. Taxes. The Company shall pay any and all taxes, except income taxes, which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant.
     5. Holder Not Deemed a Stockholder. Except as otherwise specifically provided herein, this Warrant shall not entitle Holder to vote or receive dividends or any other rights of a stockholder of the Company, including, without limitation, any right to vote, give or withhold consent to any corporate action (whether a reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings or receive subscription rights.
     6. Representations of Holder. The Holder, by the acceptance hereof, represents and warrants that it:
     (a) is acquiring this Warrant and the Warrant Shares solely for its own account, for investment and not with a view towards the distribution or resale thereof in violation of the Securities Act or any applicable state securities laws;
     (b) has received such documents, materials and information as the Holder deems necessary or appropriate for evaluation of the acquisition of this Warrant and the right to acquire Warrant Shares hereunder;
     (c) is an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in this Warrant and the Warrant Shares;
     (d) understands that no U.S. federal, state or regulatory agency has recommended, approved or endorsed, or passed upon the fairness or suitability of, an investment in this Warrant or the Warrant Shares or passed up on the accuracy or adequacy of the information provided to the Holder; and
     (e) recognizes that an investment in the Warrant Shares involves a high degree of financial risk, and that it can bear the economic risk of losing its entire investment in the Warrant Shares and has sought, or will seek, such accounting, legal and tax advice as it has considered, or will consider, necessary to make an informed investment decision with respect to its acquisition of this Warrant and of any Warrant Shares.
If the Holder cannot make any of the foregoing representations at the time of any exercise of this Warrant because it would be factually incorrect at that time, the Holder shall so notify the Company, and it shall be a condition to the Holder’s exercise of this Warrant at that time that the Company receive such other assurances as the Company then considers reasonably necessary to assure the Company that the issuance of the Warrant Shares upon such exercise of this Warrant at such time shall not violate the Securities Act or any state securities laws.
     7. Restriction on Transfer.
          (a) This Warrant and the rights granted to Holder are transferable, in whole or in part, upon surrender of this Warrant, together with a properly executed transfer endorsement in the form of Exhibit B attached hereto; provided, however, that any transfer or assignment shall be subject to the approval of the Company, such approval not to be unreasonably withheld, and the conditions set forth in Section 7(b) below.
          (b) Holder represents and warrants that it understands that the Company is under no obligation to register this Warrant or, except as set forth in Section 8 below, any of the Warrant Shares, under the Securities Act and that this Warrant and Warrant Shares will be characterized as “restricted securities” under the Securities Act because they are being acquired from the Company in a transaction not involving a public offering. The Holder also represents and warrants that it understands that neither the Warrant nor the Warrant Shares may be offered for sale, sold, assigned or transferred unless (a) at that time they have been registered pursuant to an effective registration statement under the Securities Act and applicable state securities laws, or (b) the Holder shall have delivered to the Company a written opinion of counsel, in form, substance and scope reasonably acceptable to the Company, to the effect that the securities to be offered for sale, sold, assigned or transferred are being offered for sale, sold, assigned or transferred pursuant to an exemption from such registration.
          (c) Unless upon their issuance such Warrant Shares are then registered under the Securities Act pursuant to an effective registration statement, any certificates representing Warrant Shares issued in accordance with this Warrant shall bear a legend substantially in the following form:
THE SHARES OF COMMON STOCK OF LIME ENERGY CO. (THE “COMPANY”) REPRESENTED BY THIS CERTIFICATE (THE “SHARES”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED UNLESS (A) SUBSEQUENTLY REGISTERED PURSUANT TO AN

EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR (B) THE HOLDER HEREOF SHALL HAVE DELIVERED TO THE COMPANY A WRITTEN OPINION OF COUNSEL, IN FORM, SUBSTANCE AND SCOPE REASONABLY ACCEPTABLE TO THE COMPANY, TO THE EFFECT THAT THE SHARES TO BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED ARE BEING OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION.
     8. Registration of Warrant Shares. The Company has granted Holder rights to seek to register the Warrant Shares under the Securities Act, as more fully set forth in that certain Investor Rights Agreement dated as of May 29, 2007 by and between the Company and Holder.
     9. Adjustment of Warrant Exercise Price and Number of Warrant Shares upon Subdivision or Combination of Common Stock.
          (a) If the Company at any time after the date of issuance of this Warrant subdivides (by any stock split or stock dividend of its Common Stock) its outstanding shares of Common Stock into a greater number of shares of Common Stock, the Warrant Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of Warrant Shares obtainable upon exercise of this Warrant will be proportionately increased. If the Company at any time after the date of issuance of this Warrant combines (by reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares of Common Stock, the Warrant Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Warrant Shares obtainable upon exercise of this Warrant will be proportionately decreased. Any adjustment under this Section 9(a) shall become effective at the close of business on the date the subdivision or combination becomes effective.
          (b) Upon any adjustment of the Warrant Exercise Price or number of issuable Warrant Shares pursuant to Section 9(a), the Company will give written notice thereof to the Holder, setting forth in reasonable detail the calculation of such adjustment.
     10. Reorganization, Reclassification, Consolidation, Merger or Sale. If at any time, as a result of:
          (a) a capital reorganization or reclassification (other than a subdivision or combination provided for in Section 9), or
          (b) a merger or consolidation of the Company with another corporation (whether or not the Company is the surviving corporation) or sale of substantially all of the Company’s stock, the Common Stock issuable upon exercise of this Warrant shall be changed into or exchanged for the same or a different number of shares of any class or classes of capital stock of the Company or any other Person, or other securities convertible into such shares, then, as a part of such reorganization, reclassification, merger, consolidation or sale, appropriate adjustments shall be made in the terms of this Warrant (or of any securities into which this Warrant is exercised or for which this Warrant is exchanged), so that Holder shall thereafter be entitled to receive, upon exercise of this Warrant or of such substitute securities, the kind and amount of shares of stock, other securities, money and property which Holder would have received at the time of such capital reorganization, reclassification, merger, consolidation or sale, if Holder had exercised this Warrant immediately prior to such capital reorganization, reclassification, merger, consolidation or sale. This Warrant, including, without limitation, the provisions of this Section 10 will be binding upon any entity succeeding to the Company by merger, consolidation or acquisition of all or substantially all of the Company’s assets. The provisions of this Section 10 shall similarly apply to (x) successive capital reorganizations, reclassifications, mergers, consolidations and sale and (y) the securities of any other Person that are at the time receivable upon the exercise of this Warrant.
     11. Lost, Stolen, Mutilated or Destroyed Warrant. If this Warrant is lost, stolen, mutilated or destroyed, the Company shall promptly, on receipt of evidence reasonably satisfactory to the Company of the ownership of, and the loss, theft, mutilation or destruction of, this Warrant, and an indemnity reasonably satisfactory to the Company (or in the case of a mutilated Warrant, the Warrant), issue in lieu thereof a new Warrant of like denomination and tenor as this Warrant so lost, stolen, mutilated or destroyed.
     12. Notice. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Warrant must be in writing and will be deemed to have been made upon receipt when delivered personally, via pre-paid overnight courier or by certified mail, postage pre-paid, return receipt requested. The addresses for such communications shall be:
          If to the Company:
Lime Energy Co.
1280 Landmeier Road
Elk Grove Village, IL 60007
Attention: General Counsel
          If to the Holder:
Richard P. Kiphart

or such other address as the Company or Holder, as applicable, may specify in written notice given to the other party in accordance with this Section 12.
     13. Amendments. This Warrant and any term hereof may be changed, waived, discharged, or terminated only by an instrument in writing signed by the party hereto against which enforcement of such change, waiver, discharge or termination is sought.
     14. Expiration. This Warrant, in all events, shall be wholly void and of no effect after 5:00 P.M. Chicago Time on the Expiration Date.
     15. Successors and Assigns. The terms and provisions of this Warrant shall inure to the benefit of, and be binding upon, the Company and the Holder and their respective successors and permitted assigns.
     16. Descriptive Headings; Governing Law. The descriptive headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by the internal laws of the State of Illinois, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Illinois or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Illinois.
     17. Arbitration. In the event of any and all disagreements and controversies arising from this Warrant, such disagreements and controversies shall be subject to binding arbitration as arbitrated in accordance with the then current Commercial Arbitration Rules of the American Arbitration Association in Chicago, Illinois before one neutral arbitrator. Either party may apply to the arbitrator seeking injunctive relief until the arbitration award is rendered or the controversy is otherwise resolved. Without waiving any remedy under this Warrant, either party may also seek from any court having jurisdiction any interim or provisional relief that is necessary to protect the rights or property of that party, pending the establishment of the arbitral tribunal (or pending the arbitral tribunal’s determination of the merits of the controversy). In the event of any such disagreement or controversy, neither party shall directly or indirectly reveal, report, publish or disclose any information relating to such disagreement or controversy to any person, firm or corporation not expressly authorized by the other party to receive such information or use such information or assist any other person in doing so, except to comply with actual legal obligations of such party, or unless such disclosure is directly related to an arbitration proceeding as provided herein, including, but not limited to, the prosecution or defense of any claim in such arbitration. The costs and expenses of the arbitration (excluding attorneys’ fees) shall be paid by the non-prevailing party or as determined by the arbitrator.
[Remainder of page intentionally left blank; signature page follows]

     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by a duly authorized officer, as of the 29th day of May 2007.

LIME ENERGY CO.

By:	/s/ Jeffrey Mistarz

Name: Jeffrey R. Mistarz
Title: Chief Financial Officer

EXHIBIT A TO WARRANT
SUBSCRIPTION FORM
TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS WARRANT
The undersigned, pursuant to the provisions set forth in the attached Warrant (No.___), hereby irrevocably elects to purchase (check applicable box):
___                       shares of the Common Stock covered by such Warrant; or
                     the maximum number of shares of Common Stock covered by such Warrant pursuant to the cashless exercise procedure set forth in Section 2 of such Warrant.
The undersigned herewith makes payment of the Aggregate Exercise Price for such shares at the price per share provided for in such Warrant, which is $                    . Such payment takes the form of (check applicable box or boxes):
___$                     in lawful money of the United States; and/or
___ the cancellation of such portion of the attached Warrant as is exercisable for a total of ___ shares of Common Stock (using a Fair Market Value of $                     per share for purposes of this calculation); and/or
___ the cancellation of such number of shares of Common Stock as is necessary, in accordance with the formula set forth in Section 2(b), to exercise this Warrant with respect to the maximum number of shares of Common Stock purchasable pursuant to the cashless exercise procedure set forth in Section 2.
     The undersigned requests that the certificates for such shares be issued in the name of, and delivered to whose address is
                                                                                                                                                                  .
The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable upon exercise of the within Warrant shall be made pursuant to registration of the Common Stock under the Securities Act of 1933, as amended (the “Securities Act”) or pursuant to an exemption from registration under the Securities Act.
Date:                     , 200___

[Name of Holder]

By:

Name:

Title:

EXHIBIT B TO WARRANT
FORM OF TRANSFEROR ENDORSEMENT
(To be signed only on transfer of Warrant)
     For value received, the undersigned hereby sells, assigns, and transfers unto the person(s) named below under the heading “Transferees” the right represented by the within Warrant to purchase the percentage and number of shares of Common Stock of Lime Energy Co. into which the within Warrant relates specified under the headings “Percentage Transferred” and “Number Transferred,” respectively, opposite the name(s) of such person(s) and appoints each such person Attorney to transfer its respective right on the books of Lime Energy Co. with full power of substitution in the premises.

Transferees	Address	Percentage Transferred	Number Transferred

Dated:

(Signature must conform to name of holder as specified on the face of the Warrant)
Signed in the presence of:

(Name)	(address)

ACCEPTED AND AGREED:	(address)
[TRANSFEREE]

(Name)